UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
SCHEDULE 14A
Proxy Statement Pursuant To Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.      )
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Filed by a Party other than the Registrant ☐
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☐    Preliminary Proxy Statement
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☑    Definitive Proxy Statement
☐    Definitive Additional Materials
☐    Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
ADVANCIS PHARMACEUTICAL CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)
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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
to be held May 24, 2006
To the Stockholders of Advancis Pharmaceutical Corporation:
      NOTICE IS HEREBY GIVEN that the 2006 Annual Meeting of Stockholders (the “Annual Meeting”) of Advancis Pharmaceutical Corporation, a Delaware corporation (the “Company”), will be held at the Company’s offices at 20425 Seneca Meadows Parkway, Germantown, Maryland 20876 on May 24, 2006 at 8:30 am, local time, for the following purposes:

1. To elect three directors for a three-year term ending 2009.

2. To ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent auditors.

3. To conduct such other business as may properly come before the meeting and any adjournments thereof.
      The Board of Directors of the Company has fixed the close of business on April 18, 2006 as the record date for determining stockholders of the Company entitled to notice of and to vote at the Annual Meeting. A list of the stockholders as of the record date will be available for inspection by stockholders at the Company’s offices during business hours for a period of 10 days prior to the Annual Meeting.
      All stockholders are cordially invited to attend the meeting in person. In any event, please mark your votes, then date, sign and return the accompanying form of proxy in the envelope enclosed for that purpose (to which no postage need be affixed if mailed in the United States) whether or not you expect to attend the meeting in person. You may also transmit your proxy by use of any touch-tone telephone or electronically via a secure Internet web site, as described on the accompanying form of proxy. Please note that in order to record your vote, you must either return the accompanying form of proxy or transmit your voting instructions telephonically or via the Internet. The proxy is revocable by you at any time prior to its exercise, regardless of the manner used to transmit your voting instructions. The prompt communication of your voting instructions via any of the designated methods will be of assistance in preparing for the meeting, and your cooperation in this respect will be appreciated.
      Your attention is directed to the attached Proxy Statement and the Annual Report of the Company for the fiscal year ended December 31, 2005.

By Order of the Board of Directors,

Edward M. Rudnic, Ph.D.
President and Chief Executive Officer
Germantown, Maryland
April 25, 2006

ADVANCIS PHARMACEUTICAL CORPORATION
20425 Seneca Meadows Parkway
Germantown, Maryland 20876
PROXY STATEMENT
INFORMATION CONCERNING SOLICITATION AND VOTING
General
      This Proxy Statement is being furnished to stockholders of Advancis Pharmaceutical Corporation, a Delaware corporation (the “Company”), in connection with the solicitation by the Board of Directors of proxies for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held at the Company’s offices at 20425 Seneca Meadows Parkway, Germantown, Maryland 20876 on May 24, 2006 at 8:30 am, local time, and at any adjournment or postponement thereof.
Solicitation
      The Company will bear the entire cost of the solicitation, including the preparation, assembly, printing and mailing of this proxy statement, including the proxy card and any additional solicitation materials furnished to the stockholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. The Company may reimburse such persons for their reasonable expenses in forwarding solicitation materials to beneficial owners. The original solicitation of proxies by mail may be supplemented by a solicitation by personal contacts, telephone, facsimile, electronic mail or any other means by directors, officers or employees of the Company. No additional compensation will be paid to these individuals for any such services. Except as described above, the Company does not presently intend to solicit proxies other than by mail.
      This proxy statement and the accompanying solicitation materials are being sent to stockholders on or about April 25, 2006.
Revocation of Proxies
      A proxy may be revoked at any time prior to its exercise by the filing of a written notice of revocation with the Secretary of the Company, by submitting a new, proper proxy by telephone, internet or paper ballot to the Company bearing a later date or by attending the Annual Meeting and voting in person. However, if you are a stockholder whose shares are not registered in your own name, you will need documentation from your record holder stating your ownership as of April 18, 2006 in order to vote personally at the Annual Meeting.
Quorum and Voting Requirements
      Only stockholders of record at the close of business on April 18, 2006 (the “Record Date”) will be entitled to notice of and to vote at the Annual Meeting or any and all adjournments thereof. As of the Record Date, there were 30,299,562 shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”), outstanding. Each of our stockholders will be entitled to one vote for each share of our Common Stock registered in his or her name on the Record Date. A majority of all shares of Common Stock outstanding constitutes a quorum and is required to be present in person or by proxy to conduct business at the meeting. For purposes of the quorum and the discussion below regarding the vote necessary to take stockholder action, stockholders of record who are present at the meeting in person or by proxy and who abstain, including brokers holding customers’ shares of record who cause abstentions to be recorded at the Annual Meeting, are considered stockholders who are present and entitled to vote and they count toward the quorum. In the event that an insufficient number of shares are represented for a quorum or to approve any proposal at the Annual Meeting, the Annual Meeting may be adjourned in order to permit the further solicitation of proxies.
      Brokers holding shares of record for customers generally are not entitled to vote on certain matters unless they receive voting instructions from their customers. “Broker non-votes” mean the votes that could have been cast on the matter in question if the brokers had received instructions from their customers, and as to which the brokers have notified the Company on a proxy form in accordance with industry practice or have otherwise advised the Company that they lack voting authority.
      The Board of Directors knows of no additional matters that will be presented for consideration at the Annual Meeting. Return of a valid proxy, however, confers on the designated proxy holders the discretionary authority to vote the shares in accordance with their best judgment on such other business, if any, that may properly come before the Annual Meeting or any adjournment or postponement thereof. Proxies solicited hereby will be tabulated by inspectors of election designated by the Board of Directors.

PROPOSALS TO BE VOTED ON AT THE ANNUAL MEETING
PROPOSAL 1.
ELECTION OF DIRECTORS WHOSE TERMS WILL EXPIRE IN 2009
      Each of James H. Cavanaugh, Ph.D., Wayne T. Hockmeyer, Ph.D. and Edward M. Rudnic, Ph.D. have a term of office expiring at the Annual Meeting, and at such time as their successors shall be elected and qualified. Each of these directors has been nominated for reelection for a three-year term expiring at the annual meeting of stockholders in 2009 and until their successors shall be elected and qualified.
      The persons named in the enclosed proxy intend to vote properly submitted proxies FOR the election of all nominees proposed by the Board of Directors unless authority to vote is withheld. In the event that any nominee is unable or unwilling to serve, the persons named in the proxy will vote for such substitute nominee or nominees as they, in their discretion, shall determine. The Board of Directors has no reason to believe that any of the nominees named herein will be unable or unwilling to serve.
Information Concerning Director Nominees
      The persons nominated as our directors (each of whom are currently our directors), their respective ages, the year in which each first became our director and their principal occupations or employment during the past five years are as follows:

		Director
Name	Age	Since	Positions with the Company

James H. Cavanaugh, Ph.D.	69	1999	Director
Wayne T. Hockmeyer, Ph.D.	61	1999	Director
Edward M. Rudnic, Ph.D.	50	1999	President and Chief Executive Officer
      James H. Cavanaugh, Ph.D. has been a director since our inception. Dr. Cavanaugh is a general partner of HealthCare Partners V, L.P., HealthCare Partners VI, L.P. and Healthcare Partners VII, L.P., which are the general partners of HealthCare Ventures V, L.P., HealthCare Ventures VI, L.P. and Healthcare Ventures VII, L.P., respectively. Dr. Cavanaugh was previously president of SmithKline and French Laboratories U.S., Inc. from 1985 to 1989 and president of SmithKline Clinical Laboratories from 1981 to 1985. Dr. Cavanaugh serves as a member of the Board of Directors of MedImmune, Inc., Shire Pharmaceuticals Group PLC, Diversa Corp. and Vicuron Pharmaceuticals (formerly Versicor, Inc.). Dr. Cavanaugh also currently serves on the Board of Directors of the National Venture Capital Association and as trustee emeritus of the California College of Medicine. Dr. Cavanaugh holds a Ph.D. and an M.S. from the University of Iowa and a B.S. from Fairleigh Dickinson University. Dr. Cavanaugh was originally elected to serve on our Board of Directors pursuant to a stockholders’ agreement between us and holders of our preferred stock.
      Wayne T. Hockmeyer, Ph.D. has been a director since our inception. Dr. Hockmeyer founded MedImmune, Inc. in April 1988 as President and Chief Executive Officer and was elected to serve on the board of directors in May 1988. Dr. Hockmeyer became chairman of the board of directors in May 1993. He relinquished his position as Chief Executive Officer in October 2000 and now serves as the Chairman of the board of directors of MedImmune, Inc. and President of MedImmune Ventures, Inc. Dr. Hockmeyer is a member of the Maryland Economic Development Commission and the Governor’s Workforce Investment Board. He is a member of the board of directors of the publicly traded biotechnology companies GenVec, Inc., Idenix Pharmaceuticals, Inc. and Vanda Pharmaceuticals Inc. and serves on the boards of several educational and philanthropic organizations. Dr. Hockmeyer earned his bachelor’s degree from Purdue University and his Ph.D. from the University of Florida in 1972. In 2002, Dr. Hockmeyer was awarded a doctor of science honoris causa from Purdue University.
      Edward M. Rudnic, Ph.D. founded Advancis Pharmaceutical Corporation and has been our president, chief executive officer and a director since our inception. Dr. Rudnic has over 25 years of industry experience in the development and commercialization of a wide range of pharmaceutical products. From 1997 to 1999,

Dr. Rudnic directed the research and development activities in the U.S. for Shire Pharmaceuticals. Shire acquired Pharmavene, Inc. in 1997, a start-up company focused on the design and commercialization of drug delivery systems, where Dr. Rudnic was senior vice president for development and technical operations from 1996 to 1997 and vice president, pharmaceutical research and development from 1991 to 1996. From 1990 to 1991, he was an independent consultant. From 1985 to 1990, he held positions of increasing responsibility as a director of formulation development and head of pharmaceutical process development at Schering-Plough Corporation. Dr. Rudnic was a research investigator at E.R. Squibb and Sons, developing oral controlled- release dosage forms and novel drug delivery concepts, from 1982 to 1985. Dr. Rudnic has a B.S. in pharmacy, M.S. in pharmaceutics and a Ph.D. in pharmaceutical sciences from the University of Rhode Island. Dr. Rudnic is a registered pharmacist. He holds adjunct professorships at the University of Rhode Island and the University of Maryland. Dr. Rudnic was originally elected to our Board of Directors pursuant to a stockholders’ agreement between us and holders of our preferred stock. Dr. Rudnic’s term as a director will expire at the 2006 Annual Meeting of Stockholders.
The Board of Directors recommends a vote FOR election of each of the named director nominees.
Information Regarding the Board of Directors and Certain Committees
      The Board of Directors held 12 meetings during 2005. Each director attended more than 75% of the meetings of the Board of Directors and meetings of those committees of the Board of Directors on which such director served during 2005. It is the Company’s policy to have each director attend the Annual Meeting and all future meetings of stockholders. Dr. Rudnic represented the Board at our 2005 Annual Meeting.
      The Board of Directors has determined that each member of the Board of Directors who will continue to be a member following the Annual Meeting, other than Dr. Rudnic, is independent in accordance with applicable rules of the Nasdaq National Market. The Board of Directors has an Audit Committee, a Compensation Committee, a Nominating and Governance Committee and an Executive Committee. The Board of Directors has adopted a charter for each of these committees, copies of which are available on the Company’s website at www.advancispharm.com.

Audit Committee
      The Audit Committee consists of Mr. Dugan and Drs. Hockmeyer and Douglas. The Board of Directors has determined that each of the members of the committee is independent in accordance with applicable rules of the Nasdaq National Market and the Securities Exchange Act of 1934. The Board of Directors has determined that Mr. Dugan is an “audit committee financial expert” as that term is defined under the Securities Exchange Act of 1934. The Audit Committee held 10 meetings during 2005. The Audit Committee is authorized to:

•	appoint the independent auditors to conduct the annual audits of the Company’s financial statements and of its internal control over financial reporting;

•	review the proposed scope and results of the audit;

•	review and pre-approve the independent auditors’ audit and permitted non-audit services rendered;

•	approve the fees to be paid;

•	review accounting and financial controls with the independent auditors and the Company’s financial and accounting staff;

•	review and approve related party transactions;

•	recognize and prevent prohibited non-audit services by the Company’s independent auditors;

•	establish procedures for complaints received by the Company regarding accounting matters; and

•	oversee internal audit functions.

Compensation Committee
      The Compensation Committee consists of Drs. Hockmeyer and Douglas. The Board of Directors has determined that each of the members of the committee is independent in accordance with applicable rules of the Nasdaq National Market. The Compensation Committee held one meeting during 2005. The Compensation Committee is authorized to:

•	review and recommend the compensation arrangements for management, including the compensation for the president and chief executive officer;

•	establish and review general compensation policies with the objective to attract and retain superior talent, to reward individual performance and to achieve the Company’s financial goals; and

•	administer the Company’s stock incentive plan.

Nominating and Governance Committee
      The Nominating and Governance Committee currently consists of Dr. Hockmeyer and Mr. Werner. The Board of Directors has determined that Dr. Hockmeyer and Mr. Werner are independent in accordance with applicable rules of the Nasdaq National Market. The Nominating and Governance Committee did not meet during 2005. The Nominating and Governance Committee is authorized to:

•	identify and nominate members of the Board of Directors and consider nominations by stockholders;

•	develop and recommend to the Board of Directors a set of corporate governance principles applicable to the Company; and

•	oversee the evaluation of the Board of Directors and management.

Executive Committee
      The Executive Committee consists of Drs. Rudnic, Cavanaugh and Hockmeyer. Subject to applicable law, the Executive Committee is authorized to exercise all power and authority of the Board of Directors in the oversight of the management of the Company’s business and affairs.
Nominations Process
      The Nominating and Governance Committee uses a variety of criteria to evaluate the qualifications and skills necessary for members of the Board of Directors. Under these criteria, members of the Board of Directors should have the highest professional and personal ethics and values, consistent with longstanding values and standards of the Company. Members of the Board of Directors should have broad experience at the policy-making level in business, government, medicine, education, technology or public interest. They should be committed to enhancing stockholder value and should have sufficient time to carry out their duties and to provide insight and practical wisdom based on experience. In identifying candidates for membership on the Board of Directors, the Nominating and Governance Committee takes into account all factors it considers appropriate, which may include strength of character, maturity of judgment, career specialization, relevant skills, diversity and the extent to which a particular candidate would fill a present need on the Board of Directors. At a minimum, director candidates must have unimpeachable character and integrity, sufficient time to carry out their duties, the ability to read and understand financial statements, experience at senior levels in areas relevant to the Company and consistent with the objective of having a diverse and experienced Board, the ability and willingness to exercise sound business judgment, the ability to work well with others and the willingness to assume the responsibilities required of a director of the Company. Each member of the Board of Directors must represent the interests of the stockholders of the Company.
      The Nominating and Governance Committee also reviews and determines whether existing members of the Board of Directors should stand for reelection, taking into consideration matters relating to the age and number of terms served by individual directors and changes in the needs of the Board. The Board has determined to nominate for re-election Dr. Cavanaugh, Dr. Hockmeyer and Dr. Rudnic with a term of office expiring at the 2009 Annual Meeting.
      The Nominating and Governance Committee utilizes a variety of methods for identifying and evaluating nominees for director. The Nominating and Governance Committee regularly assesses the appropriate size of the Board of Directors, and whether any vacancies on the Board of Directors are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Nominating and Governance Committee considers various potential candidates for director. Candidates may come to the attention of the Nominating and Governance Committee through current members of the Board of Directors, professional search firms, stockholders or other persons. These candidates are evaluated at regular or special meetings of the Nominating and Governance Committee, and may be considered at any point during the year. The Nominating and Governance Committee considers stockholder recommendations for candidates for the Board of Directors that are properly submitted in accordance with the Company’s by-laws. In evaluating such recommendations, the Nominating and Governance Committee uses the qualifications standards described above and seeks to achieve a balance of knowledge, experience and capability on the Board of Directors.
      Any stockholder wishing to have a candidate considered by the Nominating and Governance Committee should submit the following written information to our Corporate Secretary:

•	the name and the contact information of, and the number of shares of Advancis common stock held by, the person submitting the candidate;

•	the name and contact information of the candidate;

•	a resume of the candidate’s educational and professional experience and list of references;

•	a statement setting forth any relationship between the candidate and any customer, supplier, competitor, employee or director of the Company or between the candidate and the stockholder proposing the candidate; and

•	a signed consent of the candidate to background and reference checks as part of the evaluation process, to being named in a proxy statement (if determined advisable by the Nominating and Governance Committee) and to serving on the Board of Directors if nominated and elected.
Stockholder Communications with the Board of Directors
      Any stockholder who wishes to communicate directly with the Board of Directors should do so in writing, addressed to Advancis Pharmaceutical Corporation, c/o Nominating and Governance Committee Chairperson, 20425 Seneca Meadows Parkway, Germantown, Maryland 20876. These communications will not be screened by management prior to receipt by the Nominating and Governance Committee Chairperson.
Corporate Governance Guidelines
      In connection with the Company’s initial public offering in 2003, the Board of Directors adopted a set of corporate governance guidelines. The Company regularly monitors its corporate governance guidelines in order to comply with rules adopted by the Securities and Exchange Commission and the Nasdaq National Market and industry practice. A copy of the Company’s corporate governance guidelines is available on the Company’s website at www.advancispharm.com.
Code of Ethics and Business Conduct
      The Board of Directors has adopted a written code of ethics and business conduct, a copy of which is available on the Company’s website at www.advancispharm.com. The Company requires all directors, officers and employees to adhere to this code in addressing the legal and ethical issues encountered in conducting their work. The code requires avoidance of conflicts of interest, compliance with all laws and other legal requirements, conduct of business in an honest and ethical manner, integrity and actions in the Company’s best interest. Directors, officers and employees are required to report any conduct that they believe in good faith to be an actual or apparent violation of the code. The Sarbanes-Oxley Act of 2002 requires companies to maintain procedures to receive, retain and treat complaints received regarding accounting, internal accounting controls or auditing matters and to allow for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters. The Company currently has such procedures in place.
      The Board of Directors has also adopted a written code of ethics applicable to the chief executive officer and senior financial officers, a copy of which is available on the Company’s website at www.advancispharm.com. The Company requires its chief executive officer and senior financial officers to resolve ethically any actual or apparent conflicts of interest and to comply with all generally accepted accounting principles, laws and regulations designed to produce full, fair, accurate, timely and understandable disclosure in the Company’s periodic reports filed with the Securities and Exchange Commission.
Compensation of Directors
      The Company currently pays each of its non-employee directors an annual fee of $20,000 for serving on its Board of Directors. In addition, the Company currently pays these directors $2,500 for each meeting of the Board attended in person and $1,500 for each telephonic meeting of the Board and for each meeting of a committee of the Board attended. The Company also pays its non-employee Chairman of the Board an additional $10,000 annual fee. Each non-employee chairman of a Board committee is paid an additional $2,000 annual fee, except that the additional annual fee for the chairman of the Audit Committee is $4,000. The Company also reimburses its non-employee directors for reasonable expenses incurred to attend Board and committee meetings, as well as business meetings and functions attended on the Company’s behalf. Directors who are also employees of the Company do not receive any additional compensation for their services as our directors.
      In addition, the Company’s stock incentive plan provides for the automatic grant of an option to purchase 20,000 shares of common stock to each of its non-employee directors on the date of each annual meeting of stockholders, provided the director continues to serve as a director following the meeting. The plan also provides for the automatic grant of an option to purchase 30,000 shares of common stock to each non-employee director who is first elected or appointed as a director after September 2, 2003.
Voting
      Directors are elected by a plurality, and the three nominees who receive the most votes will be elected. Abstentions and broker non-votes will have no effect on the outcome of the election.
      All outstanding shares of the Company’s Common Stock represented by valid and unrevoked proxies received in time for the Annual Meeting will be voted. A stockholder may, with respect to the election of directors (1) vote for the election of the named director nominees, (2) withhold authority to vote for all such director nominees or (3) vote for the election of all such director nominees other than any nominee with respect to whom the stockholder withholds authority to vote. Shares will be voted as instructed in the accompanying proxy. If no instructions are given, the shares will be voted FOR the election of the named director nominees.

PROPOSAL 2.
RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
      The Audit Committee has selected the firm of PricewaterhouseCoopers LLP to serve as independent auditors for the fiscal year ending December 31, 2006. A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting and will have an opportunity to make a statement if he or she desires to do so. The representative is expected to be available to respond to appropriate questions from stockholders. PricewaterhouseCoopers LLP currently serves as the Company’s independent auditors.
      We are asking our stockholders to ratify the selection of PricewaterhouseCoopers LLP as our independent auditor. Although ratification is not required by our by-laws or otherwise, the Board of Directors is submitting the selection of PricewaterhouseCoopers LLP to our stockholders for ratification as a matter of good corporate practice. In the event our stockholders fail to ratify the appointment, the Audit Committee may reconsider this appointment. Even if the selection is ratified, the Audit Committee in its discretion may select a different registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.
      Unless marked to the contrary, the shares represented by the enclosed proxy, if properly executed and returned, will be voted FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the independent auditors of the Company for the fiscal year ending December 31, 2006.
The Board of Directors recommends a vote FOR ratification of PricewaterhouseCoopers LLP.
AUDIT AND NON-AUDIT FEES
Audit Fees
      The fees billed by PricewaterhouseCoopers LLP for professional services rendered in connection with the audit of the Company’s annual financial statements for 2005 and 2004, the audits as of December 31, 2005 and 2004 of the effectiveness of internal control over financial reporting and of management’s assessment of the effectiveness of internal control over financial reporting, the review of the financial statements included in the Company’s quarterly reports on Form 10-Q for 2005 and 2004 and assistance with the Company’s SEC filings during 2005 and 2004 were $394,600 in 2005 and $290,900 in 2004.
Audit-Related Fees
      Audit-related fees include professional services for accounting and SEC consultations and assistance with other transactions that are reasonably related to the audit of the Company’s annual financial statements for 2005 and 2004. PricewaterhouseCoopers LLP billed the Company $5,500 in 2005 and $25,800 in 2004 for audit-related fees.
Tax Fees
      In 2004, PricewaterhouseCoopers LLP billed the Company $2,800 for professional services rendered for tax compliance in connection with review of the Company’s federal income tax return and certain state returns. There were no similar billings in 2005.
All Other Fees
      PricewaterhouseCoopers LLP billed the Company an aggregate of $1,500 for all other services in 2004. This amount represents the cost of the Company’s subscription to an on-line library of authoritative accounting, auditing and financial reporting guidance and literature. There were no similar billings in 2005.

Pre-Approval of Non-Audit Services
      The Audit Committee has established a policy governing the Company’s use of PricewaterhouseCoopers LLP for non-audit services. Under the policy, management may use PricewaterhouseCoopers LLP for non-audit services that are permitted under SEC rules and regulations, provided that management obtains the Audit Committee’s approval before such services are rendered. During 2005 and 2004, all non-audit services were pre-approved in accordance with this policy.
AUDIT COMMITTEE REPORT
      The Audit Committee of the Board of Directors consists of three independent directors, as required by Nasdaq listing standards. The Audit Committee operates under a written charter adopted by the Board of Directors, which is formally reviewed annually and revised as appropriate, and is responsible for overseeing the Company’s financial reporting process on behalf of the Board of Directors. The members of the Audit Committee are Mr. Dugan and Drs. Hockmeyer and Douglas. Each year, the Audit Committee selects, subject to stockholder ratification, the Company’s independent auditors.
      Management is responsible for the Company’s financial statements and the financial reporting process, including internal control over financial reporting. The independent auditors are responsible for performing an independent audit of the Company’s financial statements and of the Company’s internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board and for issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.
      In this context, the Audit Committee has met and held discussions with management and PricewaterhouseCoopers LLP, the Company’s independent auditors. Management represented to the Audit Committee that the Company’s financial statements were prepared in accordance with accounting principles generally accepted in the United States, and the Audit Committee has reviewed and discussed the financial statements with management and the independent auditors. The Audit Committee discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended. These matters included a discussion of PricewaterhouseCoopers’ judgments about the quality (not just the acceptability) of the Company’s accounting principles as applied to the Company’s financial reporting. At regularly scheduled and special meetings during 2005, the Audit Committee also reviewed and discussed with both management and PricewaterhouseCoopers LLP their reports and attestation on internal control over financial reporting in accordance with Section 404 of the Sarbanes Oxley Act of 2002.
      PricewaterhouseCoopers LLP also provided the Audit Committee with the written disclosures and letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with PricewaterhouseCoopers LLP that firm’s independence. The Audit Committee further considered whether the provision by PricewaterhouseCoopers LLP of the non-audit services described above is compatible with maintaining the auditors’ independence.
      Based upon the Audit Committee’s discussion with management and the independent auditors and the Audit Committee’s review of the representations of management and the disclosures by the independent auditors to the Audit Committee, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, for filing with the Securities and Exchange Commission. The Audit Committee selected PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2006.

Audit Committee

Richard W. Dugan, Chairman
R. Gordon Douglas, M.D.
Wayne T. Hockmeyer, Ph.D.

Voting
      The affirmative vote of the majority of the shares present in person or by proxy at the meeting and entitled to vote is necessary for ratification of the selection of PricewaterhouseCoopers LLP as our independent auditors. Broker non-votes are not considered shares entitled to vote on the matter and therefore will not be taken into account in determining the outcome of the vote on the matter. Abstentions are considered shares entitled to vote on the matter and therefore will have the effect of a vote against the matter.
      All outstanding shares of the Company’s Common Stock represented by valid and unrevoked proxies received in time for the Annual Meeting will be voted. A stockholder may (1) vote “FOR” the matter, (2) vote “AGAINST” the matter or (3) “ABSTAIN” from voting on the matter. Shares will be voted as instructed in the accompanying proxy. If no instructions are given, the shares will be voted FOR the ratification of PricewaterhouseCoopers LLP as the Company’s independent auditors.

MANAGEMENT AND DIRECTORS
      The Company’s executive officers, certain key employees and directors are as follows:

Name	Age	Positions with the Company

Edward M. Rudnic, Ph.D.	50	President, Chief Executive Officer and Director*
Robert C. Low	51	Vice President, Finance, Acting Chief Financial Officer, Treasurer and Controller
James Bruno	41	Vice President, Pharmaceutical Sales
Darren W. Buchwald	36	Vice President, Commercial Development, Sales and Marketing
Beth A. Burnside, Ph.D.	45	Vice President, Pharmaceutical Research
Susan P. Clausen,Ph.D.	41	Vice President, Clinical Research and Regulatory Affairs
Donald J. Treacy, Ph.D.	36	Vice President, Analysis and Pharmaceutical Quality
Sandra E. Wassink	48	Vice President, Pharmaceutical Development Operations
R. Gordon Douglas, M.D.	71	Chairman
James H. Cavanaugh, Ph.D.	69	Director*
Richard W. Dugan	64	Director
Wayne T. Hockmeyer, Ph.D.	61	Director*
Harold R. Werner	57	Director

*	Nominated for re-election at the Annual Meeting.
      Set forth below is certain information regarding the positions and business experience of each executive officer, key employee and director of the Company listed above (other than the director nominees, the biographies of which are set forth above under Proposal No. 1).
      Robert C. Low, CPA, has served as our Vice President, Finance, Acting Chief Financial Officer and Treasurer since November 2005, and Controller since August 2003. Mr. Low joined us in August 2003 during our initial public offering process. Before joining us, he was senior vice president and corporate controller of American Medical Laboratories, Inc., prior to its acquisition by Quest Diagnostics Incorporated. Mr. Low was Chief Financial Officer of M.W. Kellogg Limited, a joint-venture engineering company in London, England, for four years, and has additional senior financial management experience at Stone & Webster Engineering Corporation, Dresser Industries, Inc., Kellogg Oil & Gas Services Limited and The M.W. Kellogg Company. Mr. Low began his career as an auditor at Arthur Andersen & Co., where he spent approximately nine years in public accounting. He received his M.B.A. in Finance from the University of Houston and B.A. in Economics from the University of Pennsylvania. In addition, he attended the University of Houston Law Center, where he was elected to the Houston Law Review. Mr. Low is a Certified Public Accountant.
      James Bruno has served as our Vice President, Pharmaceutical Sales since December 2003. Since joining Advancis, Mr. Bruno has collaborated with senior management in building the Company’s commercial infrastructure, including the acquisition of Keflex. Mr. Bruno has over 19 years of sales and marketing experience, most notably in the area of infectious diseases. Prior to joining Advancis, Mr. Bruno served as vice president, international marketing, at MedImmune from 2000 to 2002, where he was responsible for the international launch of a monoclonal antibody as well as the management of MedImmune’s distribution partners. From 1999 to 2000, Mr. Bruno was international director of infectious disease products at Pharmacia Corporation, where he spearheaded sales, marketing and launch activities for a new class of antibiotics. From 1986 to 1999, Mr. Bruno held a range of sales and marketing positions at SmithKline Beecham Pharmaceuticals, including serving as regional director for infectious disease products, coordinating sales and marketing activities throughout Latin America. Mr. Bruno received a B.S. in marketing from St. Joseph’s University and an M.B.A. from Drexel University.
      Darren W. Buchwald serves as Vice President, Commercial Development, Sales and Marketing and Corporate Secretary with responsibility for commercial development, marketing, and sales. Since joining Advancis in 2003, Mr. Buchwald has led the Company’s efforts in building commercial capabilities, including the acquisition of Keflex, and preparing for the introduction of its portfolio of antibiotics. He works closely with the senior management team in developing the Company’s overall strategic plan, product portfolio and directing sales and marketing initiatives. Mr. Buchwald has 15 years of experience in the healthcare and pharmaceutical industry with experience in diverse therapeutic areas including infectious disease, oncology, and pain management. Prior to joining Advancis, Mr. Buchwald held positions of increasing responsibility in sales and marketing at Forest Laboratories, Blue Cross Blue Shield of Maryland, Parexel International, and Human Genome Sciences, where he participated in the development, commercialization, and launch of products in several therapeutic classes. Mr. Buchwald has a Bachelors degree from the University of Maryland.
      Beth A. Burnside, Ph.D. has served as our Vice President, Pharmaceutical Research since September 2003. Dr. Burnside joined us in August 2002 as senior director, formulation development and was promoted to Vice President, Pharmaceutical Research in August 2003. From 1993 to 2002, Dr. Burnside was employed by Shire Laboratories Inc. While at Shire she held management positions with increasing responsibilities in the pharmaceutics, pharmaceutical development and the advanced drug delivery organizations. As vice president of the advanced drug delivery division, Dr. Burnside assisted in the development of the division’s specialized controlled release and enhanced bioavailability oral delivery formulation and product strategy. Prior to working at Shire, Dr. Burnside gained additional experience at Johnson & Johnson from 1991 to 1992 and at Schering-Plough Research from 1989 to 1991. She received a B.S. in chemistry/mathematics from Muhlenberg College in Allentown, Pennsylvania and an M.S. in organic chemistry and a Ph.D. in physical-organic chemistry from Drexel University.
      Susan P. Clausen, Ph.D. has served as our Vice President, Clinical Research and Regulatory Affairs since December 2004. Dr. Clausen joined us as Senior Director, Clinical Research in September 2003. From 1994 to 2003, Dr. Clausen was employed at Shire Pharmaceutical Development. While at Shire, she held management positions with increasing responsibilities in the biopharmaceutical and clinical research organizations. As the senior director of clinical research, Dr. Clausen was responsible for clinical development programs in various therapeutic areas including central nervous system, oncology, virology and gastrointestinal disorders. Prior to working at Shire, Dr. Clausen gained additional experience at TSI/ Mason Research Laboratories and at Harvard Medical School as a post-doctoral research fellow. She received a B.S. (Hons) in Chemistry from University College, Dublin, Ireland, an M.S. in Forensic Science from Strathclyde University, Glasgow, Scotland and a Ph.D. in Forensic Toxicology from the University of Illinois at Chicago.
      Donald J. Treacy, Ph.D. has served as our Vice President, Analysis and Pharmaceutical Quality since January 2004. Dr. Treacy joined us in March 2000 as Director of Analytical Research and Development and was promoted to senior director in March 2002. Dr. Treacy has over 13 years of industry experience in product development, analytical chemistry and in advanced drug delivery. From 1993 to 2000, Dr. Treacy managed an analytical sciences group at Shire Laboratories Inc. He was involved with analytical method development and validation, as well as the chemistry portions of INDs and NDA supplements. From 1992 to 1993, Dr. Treacy was involved with analytical method development for the National Cancer Institute. Dr. Treacy received a bachelor’s degree in chemistry from Roanoke College and his Ph.D. in analytical chemistry from the University of Maryland.
      Sandra E. Wassink has served as our Vice President, Pharmaceutical Development Operations since September 2004. Ms. Wassink joined us as Senior Director, Pharmaceutical Development in May 2000 and was promoted to Vice President, Pharmaceutical Technology in August 2003. Ms. Wassink has over 20 years of industry experience in formulation and development of advanced drug products. From 1992 to 2000, Ms. Wassink managed the pharmaceutical technology department at Shire Laboratories, Inc. She was involved in development, scale up, validation and introduction into production of oral solid dose products.

Prior to that, Ms. Wassink was involved in formulation development at Schering-Plough Corporation. Ms. Wassink received a bachelor’s degree in biology from Florida State University.
      R. Gordon Douglas, M.D. has been a director since our inception and was appointed to be our Chairman in February 2006. Dr. Douglas currently serves as consultant to the Vaccine Research Center at the National Institute of Health. Dr. Douglas was president, Merck Vaccines, responsible for the research, development, manufacturing and marketing of Merck Vaccines’ vaccine products, from 1989 until 1999. From 1982 to 1990, he was a professor of medicine and Chairman, Department of Medicine, Cornell University Medical College and physician-in-chief, the New York Hospital. He also served as head of the infectious disease unit at the University of Rochester School of Medicine. Dr. Douglas serves on the board of directors of Elusys Therapeutics, Inc., Iomai Corporation, the Aeras Global TB Vaccine Foundation, VaxInnate, Inc. and Vical Incorporated. Dr. Douglas is a graduate of Princeton University and Cornell University Medical College. Dr. Douglas was elected to serve on our board of directors pursuant to a stockholders’ agreement between us and holders of our preferred stock. Dr. Douglas’ term as a director will expire at the 2007 Annual Meeting of Stockholders.
      Richard W. Dugan joined our Board of Directors in September 2003. From 1976 to 2002, Mr. Dugan served as a partner for Ernst & Young LLP, where he served in various managing and senior partner positions including Mid-Atlantic Area Senior Partner from 2001 to 2002, Mid-Atlantic Area Managing Partner from 1989 to 2001 and Pittsburgh Office Managing Partner from 1981 to 1989. Mr. Dugan retired from Ernst & Young in 2002. Mr. Dugan currently serves on the board of directors of two other publicly-traded companies: Critical Therapeutics, Inc. and Vanda Pharmaceuticals Inc. Mr. Dugan received a B.S.B.A. from Pennsylvania State University. Mr. Dugan’s term as a director will expire at the 2008 Annual Meeting of Stockholders.
      Harold R. Werner has been a director since our inception. Mr. Werner has 30 years of experience in planning, development and financing of health care technology. He was a founder of HealthCare Ventures LLC in 1985. Since that time he has served on the boards of over 30 public and private companies in the health care field and has specialized in the formation of new high-science companies. Prior to the formation of HealthCare Ventures, Mr. Werner was Director of New Ventures for Johnson & Johnson Development Corporation, making outside investments and licenses for Johnson & Johnson in biotechnology, pharmaceuticals, vision care, diagnostics and other high technology areas of health care. Before joining Johnson & Johnson in 1980, Mr. Werner was senior vice president of Robert S. First, Inc. and was responsible for managing its European and, later, U.S. health care management consulting business. Mr. Werner currently serves on the board of directors of TetraLogic Pharmaceuticals, Inc. and GenVec, Inc. Mr. Werner received his B.S. and M.S. degrees from Princeton University and an M.B.A. from the Harvard Graduate School of Business Administration. Mr. Werner’s term as a director will expire at the 2007 Annual Meeting of Stockholders.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
      The following table sets forth certain information, as of April 13, 2006 unless otherwise indicated, regarding the beneficial ownership of our common stock by (i) each person or group known to us to be the beneficial owner of more than 5% of our common stock outstanding, (ii) each of the directors and nominees for director, (iii) each officer of the Company named in the summary compensation table and (iv) all of our directors and executive officers and key employees as a group.
      Beneficial ownership is calculated in accordance with the rules of the SEC. The number of shares of common stock beneficially owned by each entity named below includes the shares issuable pursuant to stock options held by such entity, to the extent indicated in the footnotes to the table below. Shares issuable upon exercise of these options are deemed outstanding for computing the percentage of beneficial ownership of the person holding the options but are not deemed outstanding for computing the percentage of beneficial ownership of any other person.

	Shares
	Beneficially Owned

Beneficial Owner(1)	Number	Percent

Five Percent Stockholders:
HealthCare Ventures group(2)	11,536,832	37.3%
Rho Ventures group(3)	4,981,242	15.9%
Bear Stearns Health Innoventures group(4)	2,428,549	8.0%
Directors and Named Executive Officers:
James H. Cavanaugh, Ph.D.(5)	11,598,906	38.3%
Harold R. Werner(6)	11,598,905	38.3%
Edward M. Rudnic, Ph.D.(7)	1,297,016	4.2%
R. Gordon Douglas, M.D.(8)	125,787	*
Wayne T. Hockmeyer, Ph.D.(9)	80,981	*
Richard W. Dugan(10)	75,053	*
Sandra E. Wassink(11)	175,927	*
Donald J. Treacy, Jr., Ph.D.(12)	161,334	*
Beth A. Burnside, Ph.D.(13)	117,188	*
Robert C. Low(14)	55,342	*
All directors, executive officers and key employees as a group (13 persons)(15)	13,897,285	44.1%

*	less than 1%

(1)	Unless otherwise indicated, the address of each stockholder is c/o Advancis Pharmaceutical Corporation, 20425 Seneca Meadows Parkway, Germantown, Maryland 20876.

(2)	Based on a Schedule 13D filed on May 10, 2005, the number of shares includes 3,629,973 shares of Common Stock owned by HealthCare Ventures V, L.P., 5,532,486 shares of Common Stock owned by HealthCare Ventures VI, L.P. and 1,758,795 shares of Common Stock owned and 615,578 shares of Common Stock issuable upon exercise of warrants by HealthCare Ventures VII, L.P. The address for the HealthCare Ventures entities is 44 Nassau Street, Princeton, New Jersey 08542.

(3)	Based on a Schedule 13G filed on February 14, 2006, the number of shares includes 2,771,719 shares of Common Stock owned and 970,101 shares of Common Stock issuable upon exercise of warrants by Rho Ventures V, L.P., and 243,356 shares of Common Stock owned and 85,175 shares of Common Stock issuable upon exercise of warrants by Rho Ventures V Affiliates, L.L.C. These stockholders are affiliated with Rho Ventures. The address of Rho Ventures is Carnegie Hall Tower, 152 W. 57th Street, 23rd Floor, New York, NY 10019.

(4)	Based on a Schedule 13G filed on February 8, 2006, the number of shares includes 1,396,617 shares beneficially owned by BX, L.P., 351,462 shares beneficially owned by Bear Stearns Health Innoven-

tures, L.P., 289,134 shares beneficially owned by Bear Stearns Health Innoventures Offshore, L.P., 227,986 shares beneficially owned by Bear Stearns Health Innoventures Employee Fund, L.P. and 163,350 shares held by BSHI Members, L.L.C. The address for the Bear Stearns Health Innoventures entities is 383 Madison Avenue, New York, New York 10179.

(5)	Dr. Cavanaugh is a general partner of HealthCare Partners V, L.P., HealthCare Partners VI, L.P. and HealthCare Partners VII, L.P., which are the general partners of HealthCare Ventures V, L.P., HealthCare Ventures VI, L.P. and HealthCare Ventures VII, L.P., respectively. In such capacity he may be deemed to share voting and investment power with respect to 3,629,973 shares beneficially owned by HealthCare Ventures V, L.P., 5,532,486 shares beneficially owned by HealthCare Ventures VI, L.P. and 2,374,373 shares beneficially owned by HealthCare Ventures VII, L.P., each of which is a venture capital investment affiliate of HealthCare Ventures LLC. Dr. Cavanaugh disclaims beneficial ownership of the shares owned by these funds, except to the extent of his proportionate pecuniary interest therein. Dr. Cavanaugh’s beneficially owned shares also include 4,098 shares of restricted stock that remain subject to vesting and 20,000 shares issuable upon exercise of options that are exercisable within 60 days. Dr. Cavanaugh’s address is c/o HealthCare Ventures LLC, 44 Nassau Street, Princeton, New Jersey 08542.

(6)	Mr. Werner is a general partner of HealthCare Partners V, L.P., HealthCare Partners VI, L.P. and HealthCare Partners VII, L.P., which are the general partners of HealthCare Ventures V, L.P., HealthCare Ventures VI, L.P. and HealthCare Ventures VII, L.P., respectively. In such capacity he may be deemed to share voting and investment power with respect to 3,629,973 shares beneficially owned by HealthCare Ventures V, L.P., 5,532,486 shares beneficially owned by HealthCare Ventures VI, L.P. and 2,374,373 shares beneficially owned by HealthCare Ventures VII, L.P., each of which is a venture capital investment affiliate of Healthcare Ventures LLC. Mr. Werner disclaims beneficial ownership of the shares owned by these funds, except to the extent of his proportionate pecuniary interest therein. Mr. Werner’s beneficially owned shares also include 13,523 shares held by the Werner Family Investment Limited Partnership and 4,098 shares of restricted stock that remain subject to vesting and 20,000 shares issuable upon exercise of options that are exercisable within 60 days. Mr. Werner’s address is c/o HealthCare Ventures LLC, 44 Nassau Street, Princeton, New Jersey 08542.

(7)	Includes 412,491 shares issuable upon exercise of options that are exercisable within 60 days. Also includes 136,606 shares held in trust for the benefit of Dr. Rudnic, 136,606 shares held in trust for the benefit of Elizabeth Rudnic, the spouse of Dr. Rudnic, and an aggregate of 174,854 shares held in two trusts for the benefit of Dr. Rudnic’s daughters. Dr. Rudnic disclaims beneficial ownership of all shares held in trust for the benefit of Mrs. Rudnic and his daughters.

(8)	Includes 4,098 shares of restricted stock that remain subject to vesting and 75,517 shares issuable upon exercise of options that are exercisable within 60 days.

(9)	Includes 4,098 shares that remain subject to vesting and 67,321 shares issuable upon exercise of options that are exercisable within 60 days.

(10)	Includes 70,053 shares issuable upon exercise of options that are exercisable within 60 days.

(11)	Includes 114,456 shares issuable upon exercise of options that are exercisable within 60 days.

(12)	Includes 157,236 shares issuable upon exercise of options that are exercisable within 60 days.

(13)	Includes 107,626 shares issuable upon exercise of options that are exercisable within 60 days.

(14)	Includes 40,742 shares issuable upon exercise of options that are exercisable within 60 days.

(15)	Includes 11,536,832 shares beneficially owned by HealthCare Ventures group that are attributed to Dr. Cavanaugh and Mr. Werner. Also includes 16,392 shares of restricted stock that remain subject to vesting and 1,231,120 shares issuable upon exercise of options that are exercisable within 60 days.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Loans to Executive Officer
      In October 2001, we provided loans to Dr. Rudnic, our president and chief executive officer, and two trusts affiliated with Dr. Rudnic, that are evidenced by full recourse notes in the aggregate principal amount of $121,500. The notes bear interest at a fixed annual interest rate of 5.5%, with the interest payable annually, and mature in October 2006. The proceeds from these notes were used to exercise options to purchase 295,069 shares of our common stock. The loans are secured by 295,069 shares of our common stock issued to Dr. Rudnic and the two trusts, plus any additional shares purchased by these holders. Following exercise, Dr. Rudnic transferred by gift a total of 38,250 shares of our common stock to five family members and two other individuals. The shares of common stock remain pledged to secure the loans to Dr. Rudnic. As of December 31, 2005, the total amount outstanding under the loans was $123,171, including accrued interest which is paid annually.
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
      Section 16(a) of the Exchange Act requires that the Company’s executive officers and directors, and persons who own more than ten percent of a registered class of the Company’s equity securities, file reports of ownership and changes in ownership with the SEC and provide the Company with copies of such reports. The Company has reviewed such reports received by it and written representations from its directors and executive officers. Based solely on such review, the Company believes that Form 4 reports for options granted to certain employees in January 2005 were filed two days late. During January 2005, Form 4s were filed late with respect to options granted to each of the following: Mr. Shallcross, Mr. Sly, Dr. Hafkin, Mr. Rogus, Dr. Rowlings, Dr. Anderson, Mr. Bruno, Mr. Buchwald, Dr. Burnside, Dr. Clausen, Dr. Guttendorf, Dr. Treacy and Ms. Wassink.

EXECUTIVE COMPENSATION AND OTHER MATTERS
      The following table contains summary information concerning annual compensation for the fiscal years ended December 31, 2005, 2004 and 2003 for our chief executive officer and each of our other four most highly compensated officers whose salary and bonus exceeded $100,000 for the year ended December 31, 2005.
Summary Compensation Table

				Long-Term Compensation

				Number of
		Annual Compensation		Shares
				Underlying	All other
Name & Principal Position	Year	Salary	Bonus(1)	Option Awards	Compensation

Edward M. Rudnic	2005	$382,333	$96,600	150,000	$—
President, Chief Executive Officer	2004	370,000	88,800	150,000	—
and Director	2003	310,000	155,000	563,927	3,465	(2)
Robert C. Low	2005	180,000	41,250	70,000	—
Vice President, Finance,	2004	160,000	32,000	30,000	—
Acting Chief Financial Officer,	2003	47,744	8,600	27,321	—
Treasurer and Controller
Beth A. Burnside	2005	217,500	41,250	90,000	—
Vice President,	2004	205,000	39,770	50,000	—
Pharmaceutical Research	2003	172,898	45,000	43,712	—
Donald J. Treacy, Jr.	2005	215,250	40,744	90,000	—
Vice President, Analysis and	2004	205,000	39,975	50,000	96,861	(3)
Pharmaceutical Quality	2003	145,031	30,700	32,784	—
Sandra E. Wassink	2005	215,250	40,744	90,000
Vice President, Pharmaceutical	2004	205,000	41,000	50,000	—
Development Operations	2003	163,137	45,000	59,105	—

(1)	Bonus earned is paid in the first quarter of the subsequent year.

(2)	Represents reimbursement of disability insurance premiums.

(3)	Includes $60,635 for relocation expenses and $36,226 for reimbursed taxes.

Stock Option Grants in Last Fiscal Year
      The following table contains information related to the grant of stock options by us during the year ended December 31, 2005 to the executive officers named in the summary compensation table.

					Potential Realizable
					Value at Assumed Annual
	Number of	Percent of Total			Appreciation Rates of
	Securities	Options			Stock Price for Option
	Underlying	Granted to	Exercise or		Term(1)
	Options	Employees in	Base Price
	Granted	Fiscal Year	($/Share)(2)	Expiration Date	5%	10%

Edward M. Rudnic	150,000	8.4%	$4.55	1/27/2015	$429,221	$1,087,729
Robert C. Low	30,000	1.7%	4.80	5/24/2015	90,561	229,499
Robert C. Low	20,000	1.1%	0.93	9/6/2015	11,697	29,644
Robert C. Low	20,000	1.1%	1.36	10/25/2015	17,106	43,350
Beth A. Burnside	50,000	2.8%	4.05	1/23/2015	127,351	322,733
Beth A. Burnside	20,000	1.1%	0.93	9/6/2015	11,697	29,644
Beth A. Burnside	20,000	1.1%	0.93	9/6/2015	11,697	29,644
Donald J. Treacy, Jr.	50,000	2.8%	4.05	1/23/2015	127,351	322,733
Donald J. Treacy, Jr.	20,000	1.1%	0.93	9/6/2015	11,697	29,644
Donald J. Treacy, Jr.	20,000	1.1%	0.93	9/6/2015	11,697	29,644
Sandra E. Wassink	50,000	2.8%	4.05	1/23/2015	127,351	322,733
Sandra E. Wassink	20,000	1.1%	0.93	9/6/2015	11,697	29,644
Sandra E. Wassink	20,000	1.1%	0.93	9/6/2015	11,697	29,644

(1)	The 5% and 10% assumed rates of appreciation are prescribed by the rules and regulations of the SEC and do not represent the Company’s estimates or projection of the future trading prices of its common stock. Unless the market price of the common stock appreciates over the option term, no value will be realized from these option grants. Actual gains, if any, on stock option exercises are dependent on numerous factors, including, without limitation, the future performance of the Company, overall business and market conditions, and the optionee’s continued employment with the Company throughout the entire vesting period and option term, which factors are not reflected in this table.

(2)	The exercise price may be paid in cash or in shares of common stock valued at the fair market value on the exercise date. Options may also be exercised, to the extent permissible under applicable law and Company policy, through a cashless exercise procedure pursuant to which the optionee provides irrevocable instructions to a brokerage firm to sell the purchased shares and to remit to the Company, out of the sale proceeds, an amount equal to the exercise price plus all applicable withholding taxes.
Aggregated Option Exercises and Fiscal Year-End Option Values
      The following table contains information concerning the aggregated option exercises during the fiscal year ended December 31, 2005 and the value of unexercised options held as of December 31, 2005 by the executive officers named in the summary compensation table.

			Number of Shares
			Underlying Unexercised		Value of Unexercised
			Options at		In-the-Money Options at
	Shares		December 31, 2005		December 31, 2005(2)
	Acquired on	Value
	Exercise	Realized(1)	Exercisable	Unexercisable	Exercisable	Unexercisable

Edward M. Rudnic	—	—	496,977	465,306	$159,664	$62,293
Robert C. Low	—	—	26,576	100,745	$8	$9,392
Beth A. Burnside	—	—	80,964	131,435	$17,534	$22,268
Donald J. Treacy, Jr.	—	—	119,650	120,068	$72,037	$26,420
Sandra E. Wassink	5,464	$17,157	95,990	134,167	$35,155	$26,420

(1)	Based on the market price of the purchased shares on the exercise date less the option exercise price paid for those shares.

(2)	Determined on the basis of the closing selling price per share of the Company’s common stock on the Nasdaq National Market on December 31, 2005 ($1.38), less the option exercise price payable per share.
Equity Compensation Plan Information
      The following table provides information with respect to the equity securities that are authorized for issuance under our equity compensation plans as of December 31, 2005:

Number of Securities
Remaining Available for
	Number of Securities		Future Issuance Under
	to be Issued Upon	Weighted-average	Equity Compensation
	Exercise of	Exercise Price of	Plans (Excluding
	Outstanding Options,	Outstanding Options,	Securities Reflected in
	Warrants and Rights	Warrants and Rights	First Column)

Equity compensation plans approved by security holders	6,491,774	$4.80	2,598,019
Equity compensation plans not approved by security holders	—	—	—

Total	6,491,774		2,598,019

Employment Agreements and Termination of Employment and Change in Control Arrangements
      In January 2000, we entered into an employment agreement with Dr. Rudnic, our president and chief executive officer. Dr. Rudnic will receive a salary of $400,000 effective March 1, 2006 and is eligible for performance-based bonuses up to 50% of his base salary. At his option, he may receive all or any portion of his bonus in shares of our common stock at a per share value equal to the greater of $1.00 and the market value at the close of business on the day preceding such issuance. Dr. Rudnic’s salary may be increased at the discretion of our Board of Directors based upon his performance. Dr. Rudnic is entitled to participate in and receive the benefits we provide to our other executive officers, including any life, health, accident, disability, medical, dental and hospitalization plans, and other perquisites and benefits as are provided to our other executive officers. The agreement may be terminated by us at any time or by Dr. Rudnic upon 90 days’ advance notice. If we terminate Dr. Rudnic’s employment without cause, he will receive severance compensation equal to 24 months’ salary and a pro-rata percentage of any performance-based bonus for the fiscal year prior to the date of termination.
      In November 2005, we entered into an employment agreement with Mr. Low, our vice president, finance, acting chief financial officer, treasurer and controller. Mr. Low will receive a salary of $228,800 effective March 1, 2006 and is eligible for performance-based bonuses up to 25% of his base salary. Mr. Low’s salary may be increased at our discretion based upon his performance. Mr. Low is entitled to participate in and receive the benefits we provide to our other officers, including any life, health, accident, disability, medical, dental and hospitalization plans, and other perquisites and benefits as are provided to our other officers. The agreement may be terminated by us at any time or by Mr. Low upon 90 days’ advance notice. If we terminate Mr. Low’s employment without cause, he will receive severance compensation equal to 12 months’ salary and a pro-rata percentage of any performance-based bonus for the fiscal year prior to the date of termination.
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
      The Compensation Committee of the Board of Directors consists entirely of independent directors. The Compensation Committee is responsible for setting and administering the policies that govern annual executive salaries, bonuses and stock ownership programs. The Committee annually evaluates the performance, and determines the compensation, of the chief executive officer and the other executive officers of the

Company based upon a mix of the achievement of the corporate goals, individual performance and comparisons with other pharmaceutical and biotechnology companies.
      The Compensation Committee’s goals with respect to executive officers, including the chief executive officer, are to provide compensation sufficient to attract, motivate and retain executives of outstanding ability and potential, and to establish and maintain an appropriate relationship between executive compensation and the creation of shareholder value. When determining adjustments to an individual’s compensation package, the Compensation Committee evaluates the importance to stockholders of that person’s continued service.
      The Compensation Committee reviews industry-specific competitive intelligence about executive compensation program design and competitive compensation levels and, from time to time, retains compensation consultants to provide related advice.
      The executive officers’ compensation structure consists of (1) base salary, (2) cash bonus and (3) stock options.
      Base Salary. Salaries for 2005 were set based on the above factors and after review of industry comparables. The Company’s philosophy is to maintain executive base salary at a competitive level sufficient to recruit individuals possessing the skills and values necessary to achieve the Company’s vision and mission over the long term. Each individual’s base salary is determined by the Compensation Committee after considering a variety of factors that make up market value and prospective value to the Company, including the knowledge, experience and accomplishments of the individual, the individual’s level of responsibility, and the typical compensation levels for individuals with similar credentials. The Compensation Committee may, considering the advice of Company management, change the salary of an individual on the basis of its judgment for any reason, including the performance of the individual or the Company, changes in responsibility and changes in the market for executives with similar credentials. Determinations of appropriate base salary levels and other compensation elements are generally made through consideration of a variety of industry surveys and studies, as well as by monitoring developments in relevant industries such as the pharmaceutical and biotechnology industries.
      Cash Bonus. Bonuses are awarded for accomplishments during the past year. Under the bonus program, eligible participants receive a target bonus opportunity each year expressed as a percentage of base salary. The target bonus opportunity percentages range from 25% to 50% of base salary for the CEO and other executive officers and from 10% to 20% for other participants, depending on their position and level of responsibility. The total target bonus opportunity percentage for each participant is a weighted average based on both corporate objectives and individual objectives. Bonuses are determined by the Compensation Committee with advice from Company management, based upon the Committee’s assessment of the individual’s contributions during the year, compared to, but not limited to, a list of corporate and individualized goals previously approved by management and the Compensation Committee. In determining bonuses for 2005, the Compensation Committee considered, in addition to corporate and individualized goals, management’s response to rapidly changing business conditions which were not contemplated at the beginning of the year, including restructuring the Company after the unsuccessful Amoxicillin Phase III clinical trial results received in June and July 2005 and the subsequent approval by the FDA in November 2005 of a re-designed Phase III clinical trial protocol, as well as the development of new Keflex line extension products.
      Stock Options. Stock options are a fundamental element in the Company’s executive compensation program because they emphasize long-term Company performance, as measured by creation of stockholder value, and foster a commonality of interest between stockholders and employees. Options may be granted to regular full-time and part-time employees, and particularly to key employees likely to contribute significantly to the Company. In determining the size of an option grant to an executive officer, the Compensation Committee considers competitive factors, changes in responsibility and the executive officer’s achievement of corporate and individual pre-established goals. The Company generally awards options to officers upon the commencement of employment and at regular intervals, but other awards may be made as well. The Company’s stock option plan also provides for option grants to members of the Board. Options granted to employees generally vest over four years after grant.

      Chief Executive Officer’s Compensation. The Compensation Committee awarded Dr. Rudnic a bonus of $96,200 for 2005. Dr. Rudnic’s base salary was set at $400,000 per year effective March 1, 2006. The Compensation Committee based the bonus and salary on the policies described above. Dr. Rudnic’s bonus award for 2005, which was primarily based on the achievement of corporate objectives, was half of his target award. This award reflected the impact of both the negative Phase III clinical trial results on the achievement of corporate goals as well as the positive effect of his leadership in successfully re-positioning the Company for a new Phase III Amoxicillin PULSYS clinical trial in the 2005-2006 season.
      Compensation Deduction Limit. The Compensation Committee has considered the $1 million limit for federal income tax purposes on deductible executive compensation that is not performance-based, and believes all executive compensation expenses will be deductible by the Company for the foreseeable future.

Compensation Committee
Wayne T. Hockmeyer, Ph.D., Chairman
R. Gordon Douglas, M.D.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
      None of the members of our compensation committee has at any time been one of our officers or employees. None of our executive officers serves or in the past has served as a member of the board of directors or compensation committee of any entity that has one or more of its executive officers serving on our Board of Directors or our compensation committee. See “Certain Relationships and Related Transactions.”

STOCK PERFORMANCE GRAPH
      The following graph shows the cumulative total return resulting from a hypothetical $100 investment in our common stock on October 16, 2003, the date of our initial public offering, through February 28, 2006. Advancis stock price performance over this period is compared to the same amount invested in the Nasdaq Stock Market (U.S.) Index and the Nasdaq Pharmaceutical Index over the same period (in each case, assuming reinvestment of dividends). This graph is presented as required by SEC rules. Past performance might not be indicative of future results. While total stockholder return can be an important indicator of corporate performance, we believe it is not necessarily indicative of our corporation’s degree of success in executing our business plan, particularly over short periods.

	10/16/03	12/31/03	12/31/04	12/31/05

Advancis Pharmaceutical Corp.	$100.00	$75.00	$38.20	$13.80
Nasdaq Stock Market (U.S.)	$100.00	$102.66	$111.72	$114.10
Nasdaq Pharmaceutical Index	$100.00	$99.75	$106.24	$117.00
FORM 10-K
      The Company will provide without charge a copy of the company’s Annual Report on form 10-K for the fiscal year ended December 31, 2005, including financial statements and schedules, to each of the Company’s stockholders of record on April 18, 2006, and to each beneficial owner of common stock on that date, upon receipt of a written request. Written requests may be mailed to Investor Relations, Advancis Pharmaceutical Corporation, 20425 Seneca Meadows Parkway, Germantown, Maryland 20876. In the event that exhibits to such form  10-K are requested, a fee will be charged for reproduction of such exhibits. Requests from beneficial owners of common stock must set forth a good faith representation as to such ownership. The company’s filings with the SEC are available without charge on the company’s website, www.advancispharm.com, as soon as reasonably practicable after filing.
STOCKHOLDER PROPOSALS
      The proxy rules adopted by the Securities and Exchange Commission provide that certain stockholder proposals must be included in the proxy statement for our Annual Meeting. For a proposal to be considered for inclusion in next year’s proxy statement, it must be submitted in writing to the Company no later than December 26, 2006. Such proposals and nominations must be made in accordance with the Amended and Restated By-Laws of the Company and must be delivered to the Company at its principal executive offices in

Germantown, Maryland. Pursuant to the Company’s Amended and Restated By-Laws, any stockholder proposal or director nomination for our 2006 annual meeting that is submitted will be considered “untimely” if we receive it before January 24, 2007, or after February 23, 2007 will be considered “untimely” and thus, may be excluded from consideration at our 2007 Annual Meeting.
STOCKHOLDERS SHARING THE SAME ADDRESS
      The Securities and Exchange Commission has adopted rules that permit companies and intermediaries, such as brokers, to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, commonly referred to as “householding” potentially provides extra convenience for stockholders and cost savings for companies. Because the Company utilizes the “householding” rules for proxy materials, stockholders who share the same address will receive only one copy of the annual report and proxy statement, unless the Company receives contrary instructions from any stockholder at that address. The Company will continue to mail a proxy card to each stockholder of record.
      If you prefer to receive multiple copies of the proxy statement and annual report at the same address, additional copies will be provided to you promptly upon request. If you are a stockholder of record, you may obtain additional copies by contacting us in writing to the Company c/o the Corporate Secretary at the Company’s corporate headquarters. Eligible stockholders of record receiving multiple copies of the annual report and proxy statement can request householding by contacting the Company in the same manner.
      If you are a beneficial owner (for example, you hold your shares in a brokerage or custody account), you can request additional copies of the proxy statement and annual report or you can request householding by notifying your broker, bank or nominee.
OTHER BUSINESS
      The Board of Directors of the Company knows of no other business to be acted upon at the Annual Meeting. Return of a valid proxy, however, confers on the designated proxy holders discretionary authority to vote the shares in accordance with their best judgment on such other business, if any, that may properly come before the Annual Meeting or any adjournment or postponement thereof.

By Order of the Board of Directors,

Edward M. Rudnic, Ph.D.
President and Chief Executive Officer
April 25, 2006
      THE BOARD OF DIRECTORS HOPES THAT YOU WILL ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE PROMPTLY COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY. IF YOU ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE YOUR OWN SHARES.

ANNUAL MEETING OF STOCKHOLDERS OF
ADVANCIS PHARMACEUTICAL CORPORATION
May 24, 2006

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

ê  Please detach along perforated line and mail in the envelope provided.  ê

THE BOARD OF DIRECTORS RECOMMENDS VOTING “FOR” THE ELECTION OF EACH OF THE NAMED DIRECTOR NOMINEES
AND "FOR" RATIFICATION OF PRICEWATERHOUSECOOPERS LLP.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

								FOR	AGAINST	ABSTAIN
1.	To elect three directors for a three-year term ending in 2009.					2.	To ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent auditors.	☐	☐	☐

NOMINEES:
☐	FOR ALL NOMINEES	¡	James H. Cavanaugh, Ph.D.
		¡	Wayne T. Hockmeyer, Ph.D.		3.		To act upon any other matter which may properly come before the Annual Meeting or any adjournment or postponement thereof.	☐	☐	☐
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	¡	Edward M. Rudnic, Ph.D.

☐	FOR ALL EXCEPT (See instructions below)
This proxy, when properly executed, will be voted in the manner directed herein by the stockholder. If no direction is made, this proxy will be voted "FOR" the election of the nominees and "FOR" proposals 2 and 3.

EVEN IF YOU PLAN TO ATTEND THE MEETING, PLEASE PROMPTLY COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY. IF YOU ATTEND THE MEETING YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON.

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ¡

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
				☐				For comments, please check this box and write them on the back where indicated.		☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

1              ■
ADVANCIS PHARMACEUTICAL CORPORATION
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE
ANNUAL MEETING OF STOCKHOLDERS
to be held May 24, 2006
The undersigned hereby appoints EDWARD M. RUDNIC, Ph.D. and ROBERT C. LOW, and each of them, with full power of substitution to each, as attorneys and proxies of the undersigned, to vote all shares which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Advancis Pharmaceutical Corporation (the “Company”) to be held at the Company’s offices at 20425 Seneca Meadows Parkway, Germantown, Maryland 20876 on Wednesday, May 24, 2006 at 8:30 a.m., ET, local time, and at any adjournment or postponement thereof, upon and in respect of the following matters, and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.
The undersigned hereby acknowledges receipt of a copy of the Company’s 2005 Annual Report and Notice of Annual Meeting and Proxy Statement relating to such Annual Meeting. The undersigned revokes all proxies heretofore given for said Annual Meeting and any adjournment or postponement thereof.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. IT MAY BE REVOKED AT ANY TIME PRIOR TO ITS EXERCISE BY SENDING WRITTEN NOTICE TO THE SECRETARY OF THE COMPANY, BY DELIVERING TO THE COMPANY A DULY EXECUTED PROXY BEARING A LATER DATE OR BY ATTENDING THE SPECIAL MEETING AND VOTING IN PERSON.
THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE PERSON(S) SIGNING IT. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF THE NOMINEES INDICATED AND “FOR” EACH OF THE OTHER PROPOSALS.
(Continued and to be signed on the reverse side.)

COMMENTS:

■
14475  ■

ANNUAL MEETING OF STOCKHOLDERS OF
ADVANCIS PHARMACEUTICAL CORPORATION
May 24, 2006

PROXY VOTING INSTRUCTIONS

MAIL - Date, sign and mail your proxy card in the envelope provided as soon as possible.
- OR -
TELEPHONE- Call toll-free 1-800-PROXIES
(1-800-776-9437) from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.
- OR -
INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.

COMPANY NUMBER
ACCOUNT NUMBER

You may enter your voting instructions at 1-800-PROXIES or www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date.
ê  Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.   ê

THE BOARD OF DIRECTORS RECOMMENDS VOTING “FOR” THE ELECTION OF EACH OF THE NAMED DIRECTOR NOMINEES
AND "FOR" RATIFICATION OF PRICEWATERHOUSECOOPERS LLP.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

							FOR	AGAINST	ABSTAIN
1.	To elect three directors for a three-year term ending in 2009.				2.	To ratify the selection of PricewaterhouseCoopers LLP as the Company's independent auditors.	☐	☐	☐

		NOMINEES:
☐	FOR ALL NOMINEES	¡ ¡	James H. Cavanaugh, Ph.D. Wayne T. Hockmeyer, Ph.D.		3.	To act upon any other matter which may properly come before the Annual Meeting or any adjournment or postponement thereof.	☐	☐	☐
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	¡	Edward M. Rudnic, Ph.D.

This proxy, when properly executed, will be voted in the manner directed herein by the stockholder. If no direction is made, this proxy will be voted "FOR" the election of the nominees and "FOR" proposals 2 and 3.

EVEN IF YOU PLAN TO ATTEND THE MEETING, PLEASE PROMPTLY COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY. IF YOU ATTEND THE MEETING YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON.

☐	FOR ALL EXCEPT (See instructions below)

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:

						For comments, please check this box and write them on the back where indicated.			☐
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
				☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.